UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2010

PILGRIM’S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO		80634-9038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)
[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement;
Item 3.03	Material Modification to Rights of Security Holders.

On November 5, 2010, JBS USA Holdings, Inc. (“JBS USA”) acquired 7,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of Pilgrim’s Pride Corporation (the “Company”) from Pilgrim Interests, Ltd., an entity related to Lonnie “Bo” Pilgrim, a member of the Company’s Board of Directors, in exchange for $41,720,000 in cash (the “Transaction”).  The Transaction was effected pursuant to a Letter Agreement, dated as of November 5, 2010, among JBS USA, Pilgrim Interests, Ltd. and Lonnie “Bo” Pilgrim.  As a result of the Transaction, JBS USA has beneficial ownership of 144,140,425 shares of Common Stock, or 67.3% of the total outstanding shares of Common Stock.  Under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Stockholders Agreement dated December 28, 2009 between JBS USA and the Company (the “Stockholders Agreement”), the increase in JBS USA’s holdings of Common Stock will not result in any change in the composition of the Company’s Board of Directors.

Solely with regard to the Transaction, the Company and JBS USA entered into a Waiver to the Stockholders Agreement on November 4, 2010 (the “Waiver”) pursuant to which the Company waived (i) the provisions of the Stockholders Agreement that prohibit JBS USA from acquiring, directly or indirectly, any equity interests in the Company, (ii) any claims or allegations that the Transaction gives rise to a default in, violation of, or conflict with the Stockholders Agreement or the Certificate of Incorporation and (iii) the reliance on the tax opinions originally issued to the Company and JBS USA with regard to the Mandatory Exchange Transaction (as defined in the Certificate of Incorporation) at closing of JBS USA’s original acquisition of 64% of the Company’s Common Stock.  In accordance with the Stockholders Agreement and the Certificate of Incorporation, the Equity Nominating Committee and the Audit Committee of the Company’s Board of Directors have approved the Waiver.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the text of the Waiver, which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Waiver to the Stockholders Agreement dated November 4, 2010 between JBS USA Holdings, Inc. and Pilgrim’s Pride Corporation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:  November 8, 2010                                                           By: /s/ Gary Tucker
Gary Tucker
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Waiver to the Stockholders Agreement dated November 4, 2010 between JBS USA Holdings, Inc. and Pilgrim’s Pride Corporation.